Exhibit 99.1

Live Current Media Inc. Announces Record Second Quarter Revenue

Perfume.com Revenue Increases 30% Over Q2 of 2007

VANCOUVER, BC – August 15, 2008 – Live Current Media Inc. (OTCBB: LIVC), a media company built around content and commerce destinations, today announced financial results for the quarter ended June 30, 2008. All results are reported in US Dollars under United States generally accepted accounting principles (US GAAP). The financial results are extrapolated from the Company's unaudited financial statements and related notes included in its Quarterly Report on Form 10-Q filed with the SEC.

Second Quarter 2008 Financial Highlights and Corporate Developments

•	Achieved record Q2 revenue of $1.94 million, driven by significant sales growth in the health & beauty segment.
•	Perfume.com revenue increased 30% compared to Q2 of 2007, marking the third consecutive quarter with quarterly year-over-year revenue growth of more than 27%.
•	Perfume.com expanded globally, offering its delivery capabilities to Canada, Europe, Mexico and many other international destinations;
o	Perfume.com was listed for the third consecutive year in the Internet Retailer Top 500 Guide, the definitive ranking and analysis of America's 500 largest e-retailers based on sales on the internet.
•	Entered into exclusive 10-year deal with the DLF Indian Premier League (IPL) and Board of Control for Cricket in India (BCCI) to become the official online cricket content provider for the IPL:
o
Signifies the Company’s first cricket-related content and distribution relationship as it plans to build and launch the www.cricket.com DestinationHub(TM) as the global cricket destination for the world’s one billion-plus passionate cricket fans;

o	Launched www.IPLT20.com as the official IPL online destination, which generated traffic of more than 50 million page views and 5.2 million unique visitors during the inaugural IPL season;
o
Announced a partnership with netlinkblue, a multinational provider of end-to-end consulting, technology and outsourcing solutions for IT and business consulting services, to integrate streaming video and mobile access into www.IPLT20.com, the official IPL website. This brings cricket-related content and distribution rights independently secured by each company together to create an optimal user experience for cricket fans at a single online destination.

•	Completed the acquisition of Auctomatic, a Silicon Valley-based technology development company with extensive experience in eCommerce, content and social media:
o
Auctomatic team relocated to Live Current’s head office in Vancouver. Auctomatic’s technology framework and toolset, as well as the team of senior engineers, have already helped strengthen the Company’s eCommerce platform and enhance its product and technology capability and are a strategic foundation for Live Current’s future growth.

•	Company named for the third consecutive year on the PROFIT 100 list of fastest growing companies in Canada by PROFIT Magazine.
•
Appointed Amy Frankel as Vice President, General Counsel to oversee all domestic and international legal affairs including intellectual property, risk management, licensing, content contract negotiations, commerce and distribution agreements, and dispute resolution.

•	Company amended its Articles of Incorporation to change its name to Live Current Media Inc.

Geoffrey Hampson, Chairman and CEO of Live Current stated, “We continue to make significant progress scaling our core sports and health & beauty businesses. IPLT20.com, launched by Live Current on the opening day of the IPL's hugely successful inaugural season, became one of the most visited sports websites worldwide almost overnight. Our standing as the exclusive online provider of content from the IPL and all of Indian cricket through the BCCI, and our subsequent partnership with netlinkblue to incorporate the exclusive mobile rights and live online streaming rights for the IPL bodes very well for revenues from our sports media business moving forward. India alone has hundreds of millions of cricket lovers, a booming middle class population in the hundreds of millions and the fastest-growing mobile market in the world, and we are right in the middle of this, well positioned to take advantage. We will shortly roll out the official BCCI website www.BCCI.tv, the site for all of Indian national cricket, and launch the global cricket DestinationHub at www.cricket.com. This will put us at the helm of three of the premier online destinations for cricket fans worldwide, giving us increasing clout with global advertisers and sponsors who are allocating much more of their ad spend to target the huge Indian and Southern Asian middle class and the highly valued non-resident Indian (NRI) market via internet and digital media.”

Mr. Hampson added, “Health & beauty remains one of the fastest growing online commerce categories, and Perfume.com experienced its third consecutive quarter with year-over-year revenue growth of more than 27%. The recent addition of international shipping at Perfume.com allows us to expand that business into previously untapped markets. We will integrate DestinationHub aspects at Perfume.com in the fall, which will improve customer engagement and retention ahead of the key fourth quarter holiday shopping period.”

Select Second Quarter 2008 Financial Results

Overall revenue in Q2 of 2008 was $1,935,454 versus $1,656,164 in Q2 of 2007, an increase of 17%. Q2 of 2007 included revenue of $114,862 from the Frequent Traveler relationship that was terminated in November 2007. Without considering these revenues, the increase in overall revenue in second quarter of 2008 was $394,152, or 26%, compared to Q2 of 2007. Health & beauty eCommerce sales drove this substantial increase, as revenue from Perfume.com increased 30% to $1,908,036 in Q2 of 2008 compared to $1,470,610 in Q2 of 2007. This marks the third consecutive quarter that Perfume.com exceeded 27% revenue growth year-over-year.

The Company reported a net loss of $2,025,905, or a loss of $0.10 per basic and diluted share for Q2 of 2008 compared to a net loss of $219,180, or a loss of $0.01 per basic and diluted share in Q2 of 2007, reflecting the increased overall investment relating to growing the business and various one-time costs. These investments reflect senior management’s objective to build a ‘world class’ team and organization that can effectively and profitably exploit the Company’s assets and transform Live Current into an internet and digital media company with worldwide reach.

Conference Call/Webcast

Live Current senior management will host a conference call and webcast on Tuesday, August 19, 2008, at 4:15 p.m. Eastern time to discuss the Company's second quarter 2008 financial results and provide an update on general business developments.

To access the live conference call, dial 1-866-261-3038 (U.S./Canada Toll-Free) or 416-915-9040 (International). The live webcast of the conference call will be available on the Investors section of the Company's website, at www.livecurrent.com.

About Live Current Media Inc.

Live Current Media Inc. builds, owns and operates some of the most powerful and engaging content and commerce destinations on the Internet, such as www.perfume.com, www.IPLT20.com, and coming soon, www.cricket.com and www.BCCI.tv. Through subject-specific DestinationHubs(TM), Live Current properties connect people to each other and to the information, brands, and products they are passionate about. Live Current has headquarters in Vancouver, Canada with a location in Seattle, WA and is publicly traded on the NASD OTCBB (LIVC). For more information, visit www.livecurrent.com.

Safe Harbor: Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although Live Current Media Inc. believes the expectations reflected in such forward-looking statements are based on reasonable assumptions; it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include financial performance, regulatory changes, changes in economic conditions and other risks detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company does not undertake any obligation to update any forward-looking statements, and readers are cautioned not to place undue reliance on these forward-looking statements.

Selected Financial Data	(Expressed in U.S. dollars) Three Months Ended
	June 30, 2008 (unaudited)	June 30, 2007 (unaudited)

SALES
Health and Beauty eCommerce	$1,908,036	$1,470,610
Other eCommerce	-	114,862
Domain name leasing and advertising	27,418	70,692
Total Sales	1,935,454	1,656,164

COST OF SALES
Health and Beauty eCommerce	1,578,886	1,143,715
Other eCommerce	-	93,979
Total Cost of Sales	1,578,886	1,237,694

GROSS PROFIT	356,568	418,470

EXPENSES
Amortization and depreciation	43,888	3,024
Corporate general and administrative	591,169	109,946
ECommerce general and administrative	100,495	58,034
Management fees and employee salaries	1,479,782	359,825
Corporate marketing	20,243	-
ECommerce marketing	129,885	121,067
Other expenses	33,691	-
Total Expenses	2,399,153	651,896

LOSS BEFORE OTHER ITEMS	(2,042,585)	(233,426)

Interest and investment income	16,680	14,246
NET LOSS AND COMPREHENSIVE LOSS FOR THE PERIOD	$(2,025,905)	$(219,180)

BASIC AND DILUTED LOSS PER SHARE	$(0.10)	$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	20,832,026	17,872,860

Contact:

Live Current Media Inc.
Adam Rabiner
Director, Investor Relations
604-453-4875 or 1-866-898-4354
adam@livecurrent.com